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Exhibit 4.3

NOVATION AGREEMENT

This Agreement is made this 22nd day of November, 2002 between:

Between:

  (1)
  Stolt Tankers Inc. ("STI"), as STI, as Marketing/Administrative Agent, of 80 Broad Street, Monrovia, Liberia;

  (2)
  Stolt-Nielsen Transportation Group Ltd. ("SNTG"), formerly Stolt Parcel Tankers Inc. ("SPTI"), as Owner, of 80 Broad Street, Monrovia, Liberia;

  (3)
  Barton Partner Limited ("Barton"), as Owner, of 105 Duke Street, Liverpool L1 5JQ, England,

  (4)
  Bibby Pool Partner Limited ("Bibby"), as Owner, of 105 Duke Street, Liverpool L1 5JQ, England,

  (5)
  Unicorn Tankers (International) Limited ("Unicorn"), formerly Unicorn Lines (Pty) Limited, as Owner, of 83-85 Mansell Street London E1 8AN, England

  (6)
  NYK Stolt Tankers S.A. ("NST"), formerly NYK Stolt Tankers Inc., as Owner, of Tokyo, Japan; and

  (7)
  Stolt-Nielsen Transportation Group B.V. ("SNTG B.V."), as replacement Marketing/Administrative Agent and replacement Owner, of Karel Doormanweg 25, 3115 JD Schiedam, The Netherlands

(together known as the "parties")

WHEREAS:

  (A)
  On November 12 1997, STI, SPTI, Barton, Bibby, Unicorn and Shipagency Limited executed an entry agreement which has been augmented and amended by the following subsequent agreements: Letter dated November 11 1997 from SPTI to Botany Bay Parcel Tankers International; Addendum dated December 10 1997 between STI, SPTI, Barton, Bibby and Unicorn; Addendum dated December 21 1999 between STI, SNTG, Barton and Bibby; Addendum dated January 2000 between STI, SNTG and Unicorn; Addendum dated January 14 2000 between STI, SPTI, Barton, Bibby and Unicorn; Addendum dated August 2002 between STI, SNTG, Barton, Bibby and Unicorn; (collectively the "Entry Agreement").

  On November 12 1997, STI, SPTI, Rederi AB Sunship, NST, Barton, Bibby, Unicorn and Shipagency Limited executed a pool agreement which has been amended by a subsequent addendum agreement dated March 2 2000 between STI, SPTI, Rederi AB Sunship, NST, Barton, Bibby, Unicorn (collectively the "STJS Agreement").

  The Entry Agreement and the STJS Agreement are collectively referred to herein as the "Pool Agreements".

  (B)
  Following the decision by SNTG and STI to restructure and transfer its ownership to the Netherlands, it has been agreed that SNTG B.V. should be substituted in place of STI and SPTI and SNTG as party to the Pool Agreements upon the terms and conditions contained herein and in the Pool Agreements.

IT IS STIPULATED AND AGREED as follows:

1.
In consideration of the mutual promises and undertakings contained herein and in the Pool Agreements, the parties agree that with effect from the date hereof:

(A)
SNTG B.V. shall be substituted in place of STI and SPTI and SNTG as party to the Pool Agreements and the Pool Agreements shall be construed and treated in all respects as if SNTG B.V. were originally named therein instead of STI and SPTI and SNTG;

(B)
SNTG B.V. shall assume and discharge all liabilities and obligations whatsoever and whether arising before or after the date hereof from time to time to be performed or discharged under the Pool Agreements as if SNTG B.V. were originally named in the Agreement instead of STI and SPTI and SNTG;

  (C)
  The Owners shall be bound by the terms of the Pool Agreements in every way as if SNTG B.V. were originally named in the Pool Agreements instead of STI and SPTI and SNTG;

  (D)
  The Owners shall release and discharge STI and SPTI and SNTG from all liabilities, obligations, claims and demands whatsoever in respect of the Pool Agreements; and

  (E)
  STI and SPTI and SNTG shall release and discharge the Owners from all liabilities, obligations, claims and demands whatsoever in respect of the Pool Agreements.

2.
As novated hereby the Pool Agreements shall remain in full force and effect and binding in accordance with their terms.

3.
This Novation Agreement shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF, the parties by their authorized representatives have executed this Agreement on the date above written.

	Stolt Tankers Inc. 80 Broad Street, Monrovia, Liberia		Stolt-Nielsen Transportation Group Ltd. 80 Broad Street, Monrovia, Liberia
By		By

	NYK Stolt Tankers S.A. 53rd St., Urbanizacion Obarrio, Torre Bancosur 16th Fl., Panama, Republic of Panama		Barton Partner Limited 105 Duke Street Liverpool, L1 5JQ England
By		By

	Unicorn Tankers (International) Limited 83-85 Mansell Street London E1 8AN, England		Bibby Pool Partner Limited 105 Duke Street Liverpool, L1 5JQ England
By		By

Stolt-Nielsen Transportation Group B.V. Karel Doormanweg 25 3115 JD Schiedam The Netherlands
By

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  Exhibit 4.3
NOVATION AGREEMENT